Exhibit 99.1

NEW AMERICA ACQUISITION I CORP. ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION;

APPOINTS TIM LEDWICK AS CHIEF FINANCIAL OFFICER AND CHRISTOPHER DEVALL AS CHIEF OPERATING OFFICER

NEW YORK, August 26, 2026 — New America Acquisition I Corp. (NYSE: NWAX) (the “Company”) today announced that George O’Leary has resigned as Chief Financial Officer of the Company, effective August 26, 2026, and that the Company’s Board of Directors has appointed Tim S. Ledwick as Chief Financial Officer and Christopher Devall as Chief Operating Officer, in each case effective as of the same date. Mr. O’Leary’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

“On behalf of the Board and the entire New America team, I want to thank George for his leadership through our formation and initial public offering and for the strong financial foundation he helped build. In Tim and Chris, we are adding two executives I have worked with closely and trust completely. Tim brings more than three decades of public-company financial leadership, together with deep audit, accounting and capital markets experience, and Chris brings proven operational discipline developed in both government and the private sector. Their appointments strengthen our team as we advance our search for a business combination that reflects our focus on American industrial strength and innovation,” said Kyle Wool, CEO of NWAX.

Mr. Ledwick brings more than three decades of senior financial leadership experience across public and private companies. He has served as Chief Financial Officer of Dominari Holdings Inc. (Nasdaq: DOMH) since October 2025, and previously served on its board of directors and as chair of its audit committee from 2015 to 2025. He previously served as Chief Financial Officer of SYFT, which was sold to GHX in 2022, and held senior financial leadership roles at Dictaphone Corporation, Lernout & Hauspie Speech Products, and Cross Media Marketing Corp. Mr. Ledwick is a member of the Connecticut Society of Certified Public Accountants and holds a B.B.A. in Accounting from The George Washington University and an M.S. in Finance from Fairfield University.

Mr. Devall has served as Chief Operating Officer of Dominari Holdings Inc. since January 2023 and as Chief Executive Officer of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), since January 2026. A retired military veteran, Mr. Devall previously served in senior operations leadership roles in the U.S. Department of Defense from 2016 to 2022. He holds Series 7, 24 and 66 licenses, an M.B.A. from the University of Virginia Darden School of Business and a B.S. in Strategic Studies and Defense Analysis from Norwich University.

About New America Acquisition I Corp

New America Acquisition I Corp is a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company intends to target established U.S.-based companies that contribute to industrial capacity, technological innovation, and economic resilience, with a focus on automation, advanced manufacturing, infrastructure and energy systems.

Learn more at https://newamericaacquisition.com/

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s leadership transition, the Company’s search for and ability to consummate an initial business combination and the anticipated benefits of the management changes described herein. No assurance can be given that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Management has based these forward-looking statements on its current expectations, assumptions, estimates, and projections. While they believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management’s control. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Brian S. Siegel, IRC®, M.B.A.
Senior Managing Director
Hayden IR - Chicago
(346) 396-8696 (o)
brian@haydenir.com

SOURCE: New America Acquisition I Corp.